UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 8, 2017

INPIXON

 (Exact name of registrant as specified in its charter)

Nevada	001-36404	88-0434915
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2479 E. Bayshore Road, Suite 195 Palo Alto, CA	94303
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (408) 702-2167

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☒

EXPLANATORY NOTE

This Current Report on Form 8-K/A amends Item 5.07 of the Current Report on Form 8-K filed on December 12, 2017 (the “Original 8-K”) by Inpixon (the “Company”). The Original 8-K reported the results of the matters submitted to a vote at the Company’s Annual Meeting of Stockholders held on December 8, 2017 (the “Meeting”). The Original 8-K reported that Proposal 2 - To authorize an amendment to the Company’s Restated Articles of Incorporation to effect a reverse stock split of the Company’s outstanding common stock, at a ratio between 1-for-5 and 1-for-50, to be determined at the discretion of the Company’s board of directors (“Proposal 2”) and Proposal 3 - To approve the increase of the number of authorized shares of the Company’s common stock from 50,000,000 to 200,000,000 (“Proposal 3”) were approved at the Meeting, based on a voting standard requiring a majority of the votes cast on such proposal by the holders of all of the shares of the Company’s common stock present and entitled to vote as of the record date for the Meeting, October 30, 2017 (the “Record Date”). The voting standard used was incorrect. Pursuant to the Company’s organizational documents and the Nevada Revised Statutes, the correct voting standard for both Proposal 2 and Proposal 3 should require affirmative votes of a majority of the total outstanding voting power as of the Record Date. This amendment amends and restates the Original 8K in its entirety in order to reflect the fact that both Proposal 2 and Proposal 3 were not approved, based on the correct voting standard. The Company intends to hold a special meeting of its stockholders during the first quarter of 2018 for the purpose of seeking approval for the proposals that were not approved at the Meeting. Except as expressly stated herein and below, this amendment does not amend or update any other information contained in the Original 8-K.

Item 5.07	Submission of Matters to a Vote of Security Holders.

The following are the voting results of each matter submitted to the stockholders of the Company at the Meeting. At the beginning of the Meeting, there were 9,775,753 shares of common stock present in person or by proxy, which constituted a quorum for the transaction of business. Holders of the Company’s common stock were entitled to one vote for each share held as of the close of business on October 30, 2017. The proposals below are described in more detail in the Company’s definitive proxy statement filed with the Commission on November 8, 2017.

Each of the following nominees was elected to serve as a director until the next annual meeting or until the election and qualification of his or her successor.

Nominee	For	Against	Abstentions	Broker Non-Votes
Nadir Ali	1,572,234	462,254	66,035	7,675,230
Leonard A. Oppenheim	1,312,264	732,620	55,639	7,675,230
Kareem M. Irfan	1,295,659	738,235	66,629	7,675,230
Tanveer A. Khader	1,295,814	738,830	65,879	7,675,230

The following proposals were approved:

1.       To approve the potential issuance in excess of 20% of the Company’s outstanding shares of common stock in connection with the conversion of certain securities issued to certain debenture holders.

For	Against	Abstentions	Broker Non-Votes
1,402,004	601,258	97,261	7,675,230

2.       To ratify the appointment of Marcum LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017.

For	Against	Abstentions	Broker Non-Votes
8,336,787	1,039,977	398,989	0

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3.        To approve the issuance of shares of the Company’s common stock pursuant to the Warrant Exercise Program Proposal.

For	Against	Abstentions	Broker Non-Votes
1,279,080	732,887	88,556	7,675,230

4.       To approve the issuance of securities including but not limited to common stock, preferred stock, warrants, trade-debt conversion, convertible notes or other securities convertible or exercisable for equity securities of the Company in one or more potential non-public capital-raising transactions up to $7,000,000 where the maximum discount at which securities will be offered will be equivalent to a discount of up to 30% below the market price of the Company’s common stock with a floor of $0.10, on a post-split basis, as required by, and in accordance with, NASDAQ Listing Rule 5635(d).

For	Against	Abstentions	Broker Non-Votes
1,397,728	692,127	10,668	7,675,230

5.       To approve the adjournment of the Meeting, if necessary, to solicit to solicit additional proxies in the event that there are not sufficient votes at the time of the Meeting to approve the Reverse Split Proposal and/or the 20% Issuance Proposals.

For	Against	Abstentions	Broker Non-Votes
7,882,395	1,668,560	224,798	0

The following proposals were not approved:

1.       To approve the increase in the number of shares of the Company’s common stock available for issuance under the Company’s 2011 Employee Incentive Plan from 498,858 to 25,000,000 on a pre-split basis.

For	Against	Abstentions	Broker Non-Votes
929,806	1,078,798	91,919	7,675,230

2.       To authorize an amendment to the Company’s Restated Articles of Incorporation to effect a reverse stock split of the Company’s outstanding common stock, at a ratio between 1-for-5 and 1-for-50, to be determined at the discretion of the Company’s board of directors.

For	Against	Abstentions	Broker Non-Votes
6,288,518	3,473,181	14,054	0

3.       To approve the increase of the number of authorized shares of the Company’s common stock from 50,000,000 to 200,000,000.

For	Against	Abstentions	Broker Non-Votes
5,718,613	4,045,342	11,798	0

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INPIXON

Date: December 29, 2017	By:	/s/ Nadir Ali
	Name:	Nadir Ali
	Title:	Chief Executive Officer

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